EXHIBIT 11.0
                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE

                                                                               YEARS ENDED SEPTEMBER 30,
                                                             --------------------------------------------------------------
                                                                    1998                  1997                 1996
                                                              ------------------   -------------------  -------------------
Shares outstanding at beginning of year                            12,361,038            10,777,288            7,833,633

Shares awarded for retirement plan                                     55,963                41,798               16,831

Restricted stock awards, net                                           47,304                31,072               17,456

Exercise of stock options and warrants                                  2,000                25,000              157,500

Shares issued upon conversion of debentures                         1,195,527             1,485,880            2,751,868
                                                              ------------------   -------------------  -------------------
Shares outstanding at end of year                                  13,661,832            12,361,038           10,777,288
                                                              ==================   ===================  ===================

Weighted average shares outstanding (a)                            12,748,140            11,766,220            9,451,015
                                                              ==================   ===================  ===================

Net loss                                                          $(4,888,432)          $(6,275,394)        $(11,686,903)
                                                              ==================   ===================  ===================

Loss per common share - basic and diluted                              $(0.38)               $(0.53)              $(1.24)
                                                              ==================   ===================  ===================


(a) Stock options and other assumed conversion shares are not included in the calculation of the net loss per common share as their effect is antidilutive.